EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 21, 2007 and reference to our firm under the caption “Experts” included in the Registration Statement on Form SB-2 of International Language Schools Inc. for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 3, 2007

CW1355356.1